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                                                   COBALT CORPORATION
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (UNAUDITED)


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                                                                 Three months ended               Six months ended
                                                                      June 30,                        June 30,
                                                            ----------------------------    ----------------------------
                                                                2003            2002            2003            2002
                                                            ------------    ------------    ------------    ------------

                                                                         (In thousands, except share data)
Revenues:
  Health services revenues:
    Premium                                                 $    363,310    $    339,129    $    720,687    $    677,095
    Government services                                           29,892          27,971          57,702          56,780
    Other                                                         17,580          12,150          36,339          23,414
  Investment income, net                                           4,724           3,708           9,121           6,535
  Net realized investment gains (losses)                           1,083             (77)          1,307              27
                                                            ------------    ------------    ------------    ------------

     Total revenues                                              416,589         382,881         825,156         763,851

Expenses:
  Medical and other benefits                                     296,408         290,808         600,249         583,166
  Selling, general, administrative and other                      88,494          80,581         174,412         157,449
  Interest                                                           279              71             554             243
  Amortization of intangible assets                                  306            --               631            --
                                                            ------------    ------------    ------------    ------------

     Total expenses                                              385,487         371,460         775,846         740,858
                                                            ------------    ------------    ------------    ------------

Income from continuing operations before income tax
 expense and income from investment in affiliates                 31,102          11,421          49,310          22,993

Income tax expense                                               (15,227)         (1,124)        (22,293)         (2,304)

Income from investment in affiliates, net of tax(1)                  200          12,465             200          15,317
                                                            ------------    ------------    ------------    ------------

Income from continuing operations                                 16,075          22,762          27,217          36,006

Income (loss) from discontinued operations, net of tax(2)           --              (250)           --             9,109
                                                            ------------    ------------    ------------    ------------

Net income                                                  $     16,075    $     22,512    $     27,217    $     45,115
                                                            ============    ============    ============    ============


Earnings (loss) per common share:
  Diluted EPS from continuing operations                    $       0.37    $       0.54    $       0.63    $       0.86
  Diluted EPS from discontinued operations                          0.00           (0.01)           0.00            0.22
                                                            ------------    ------------    ------------    ------------
      Total diluted EPS                                     $       0.37    $       0.53    $       0.63    $       1.08
                                                            ============    ============    ============    ============


Diluted weighted average common shares                        43,099,339      42,413,553      42,902,864      41,760,291
                                                            ============    ============    ============    ============


(1) The three months ended June 30, 2002 includes a $9.4 million after tax gain on the sale of 3.0 million shares of AMSG.
    The six months ended June 30, 2002 includes a $9.8 million after tax gain on the sale of 4.4 million shares of AMSG.

(2) The six months ended June 30, 2002 includes a $9.6 million after tax gain on the sale of discontinued operations.
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